Exhibit 99.1

AGREEMENT

This AGREEMENT (this “Agreement”), dated as of August 1, 2011, is by and between Worldwide Officers, Inc. a California Corporation (the “Lender”), and China Jo-Jo Drugstores, Inc., a Nevada corporation (the “Company”), to memorialize the terms and conditions for the services of the Lender’s employee, Bennet P. Tchaikovsky (“Executive”). The Lender and the Company shall each be referred to as a “Party” and collectively as the “Parties.”

RECITAL

WHEREAS, the Parties entered into a loanout agreement dated as of May 14, 2010 (the “Loanout Agreement”) for the services of Executive as Chief Financial Officer to the Company, which expired on April 27, 2011;

WHEREAS, Executive has continued to act as Chief Financial Officer of the Company through August 1, 2011, upon such terms and conditions verbally agreed to between the Parties, which terms and conditions the Parties now desire to memorialize in this Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the Parties agree as follows:

1.            Continuing Services of Executive. The Company acknowledges that it has engaged Lender for, and Lender acknowledges that it has agreed to make available to the Company, the services of Executive to serve as the Company’s Chief Financial Officer (“CFO”) from April 28, 2011 to August 1, 2011 (the “Term”) pursuant to the terms and conditions contained in this Agreement.

2.           Fees and Expenses. The Company acknowledges that it has agreed to compensate Lender during the Term as follows:

(a)           Cash fee of $25,000;

(b)           4,613 shares of the Company’s common stock, par value $0.001 per share, to be issued in the form a restricted stock grant under the Company’s 2010 Equity Incentive Plan, and upon such additional terms and conditions as set forth in a restricted stock award agreement to be entered into between the Parties; and

(c)           Reimbursement for all reasonable business expenses incurred by Executive during the Term.

The Company further acknowledges that it has agreed that all payments herein shall be made to Lender via wire transfer without deduction for any applicable wire transfer fees.

3.            Miscellaneous Provisions.

3.1           The Parties acknowledge and agree that the relationship between the Company and Lender is that of independent contractors and not that of employer and employee. Nothing in this Agreement is intended to create or will be deemed to create or constitute a joint venture or partnership between the Company and Lender.

3.2            Lender shall be responsible for the payment of all withholding, payroll and other taxes payable in respect of the payments received by Lender under this Agreement and hereby agrees to indemnify and hold the Company harmless from any obligation or penalty arising from the failure to pay such taxes.

3.3           The Company shall, to the fullest extent permitted by law, indemnify Executive for any liability, damages, losses, costs and expenses arising out of alleged or actual claims (collectively, “Claims”) made against Executive for any actions or omissions during the Term by Executive as an officer of the Company.

3.4           This Agreement sets forth the entire agreement of the parties and is intended to supersede all prior negotiations, understandings and agreements.  No provisions of this Agreement may be waived or changed except by writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.

3.5           All questions with respect to the construction of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of Nevada applicable to agreements made and to be performed entirely in the State of Nevada. Any disputes, claims or causes of action by one party against the other arising out of, in related to or concerning this Agreement shall be commenced and maintained in any state or federal court located in Los Angeles County of the State of California, and the Lender hereby submits to the jurisdiction and venue of any such court.

3.6           This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties.

3.7           It is the desire and intent of the parties that the terms, provisions, covenants and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law.  If any such term, provision, covenant or remedy of this Agreement or the application thereof to any person or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant or remedy shall be construed in a manner so as to permit its enforceability under the applicable law, to the fullest extent permitted by law.  In any case, the remaining provisions of the Agreement and the application thereof to any person or circumstance other than those to which they have been held invalid or unenforceable, shall remain valid and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY:
CHINA JO-JO DRUGSTORES, INC.

/s/ Lei Liu
Name: Lei Liu
Title: Chief Executive Officer

LENDER:
WORLDWIDE OFFICERS, INC.

/s/ Bennet P. Tchaikovsky
Name: Bennet P. Tchaikovsky
Title: Chief Executive Officer